Exhibit 1.01

Spartan Motors, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2014

This report for the calendar year ended December 31, 2014, is presented to pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tantalum, tin, tungsten or gold, which are necessary to the functionality or production of their products. The term "Conflict Minerals" is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, tantalum, tin, tungsten, and any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (DRC) or an adjoining country. The term "3TG" is defined as tantalum, tin, tungsten and gold and their compounds.

If a registrant can establish that the 3TG in their supply chain originated from sources other than the Democratic Republic of the Congo or an adjoining country, as defined by the SEC (the "Covered Countries"), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry ("RCOI") that the registrant completed.

If a registrant has reason to believe that any of the 3TG in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals' source and chain of custody. The registrant must annually submit a Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures.

We are filing this CMR because, after completing a RCOI and due diligence, the Company is unable to conclude whether any of the conflict minerals contained in Company products originated in the Covered Countries.

Company Overview

Spartan Motors, Inc. was organized as a Michigan corporation on September 18, 1975, and is headquartered in Charlotte, Michigan. We began development of our first product that same year and shipped our first fire truck chassis in October 1975.

We are known as a leading, niche market engineer and manufacturer in the heavy-duty, custom vehicles marketplace. We have four wholly owned operating subsidiaries: Spartan Motors Chassis, Inc., located at the corporate headquarters in Charlotte, Michigan (“Spartan Chassis”); Spartan Motors USA, Inc., located in Brandon, South Dakota (“Spartan USA”, formerly known as Crimson Fire, Inc.); Crimson Fire Aerials, Inc., located in Ephrata, Pennsylvania (“Crimson Aerials”); and Utilimaster Corporation, located in Wakarusa and Bristol, Indiana (“Utilimaster”). Effective December 31, 2014, we dissolved our Classic Fire, LLC (“Classic Fire”) subsidiary and are in the process of relocating its operations to our manufacturing facilities in Charlotte, Michigan and Brandon, South Dakota. At December 31, 2014, we were also a participant in a joint venture, Spartan-Gimaex Innovations, LLC (“Spartan-Gimaex”), with Gimaex Holding, Inc.

Spartan Chassis is a leading designer, engineer and manufacturer of custom heavy-duty chassis. The chassis consist of a frame assembly, engine, transmission, electrical system, running gear (wheels, tires, axles, suspension and brakes) and, for fire trucks and some specialty chassis applications, a cab. Spartan Chassis customers are original equipment manufacturers (“OEMs”) who complete their heavy-duty vehicle product by mounting the body or apparatus on our chassis. Spartan USA engineers and manufactures fire trucks built on chassis platforms purchased from either Spartan Chassis or outside sources. Crimson Aerials engineers and manufactures aerial ladder components for fire trucks. Utilimaster is a leading manufacturer of specialty vehicles made to customer specifications in the delivery and service market, including walk-in vans and hi-cube vans, as well as truck bodies. Spartan-Gimaex is a 50/50 joint venture that was formed to provide emergency response vehicles for the domestic and international markets. In February, 2015 Spartan USA and Gimaex Holding, Inc. mutually agreed to begin discussions regarding the dissolution of the joint venture. The dissolution is expected to become effective in the second quarter of 2015.

Conflict Minerals Policy

Spartan Motors and its subsidiaries endeavor to maintain the highest standards of ethical conduct and integrity in all areas of their business activities.

On August 22, 2012, the U.S. Securities and Exchange Commission adopted final rules to implement reporting and disclosure requirements related to "conflict minerals," as directed by the Dodd-Frank .

We are committed to working closely with our supply chain to ensure we fully comply with the requirements set forth in Section 1502 of the Dodd-Frank Act. We have implemented the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and are utilizing the conflict minerals reporting template (CMRT) owned by the Conflict Free Sourcing Initiative (CFSI), for exercising due diligence within our supply chain.

We do not knowingly source any product containing Conflict Minerals and we continue work on our due diligence process in order to verify that the components we source do not contain Conflict Minerals. We have requested that our suppliers commit to responsible sourcing of 3TG used in the production of components supplied to us. We expect our suppliers to have in place policies and due diligence measures that will enable us to reasonably assure that products and components supplied to us containing 3TG are DRC conflict free. Our suppliers will be requested to perform due diligence to determine the source of any 3TG that are contained in the components that they supply to us. Our suppliers due diligence must include, where applicable, completion of the EICC/GeSI Conflict Minerals reporting CMRT.

Our conflict minerals policy is posted on our website at www.spartanmotors.com

RCOI & Due Diligence

Our due diligence measures have been designed to conform with the framework in The Organization for Economic Cooperation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for Gold and for Tin, Tantalum and Tungsten ("OECD Guidance").

Supply Chain

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. We have requested that our suppliers commit to responsible sourcing of conflict minerals used in the production of components supplied to us. Our suppliers have been requested to perform due diligence to determine the source of any conflict minerals that are contained in the components that they supply to us. Our suppliers' due diligence must include, where applicable, completion of the Conflict Minerals Reporting Template (CMRT). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI's website.

For the 2014 reporting year, all of our relevant suppliers were asked to complete the CMRT. This is a requirement set forth in all of our supplier contract agreements. Going forward, we currently expect we will only disseminate the CMRT to those suppliers who supply components likely to contain 3TG. We believe this approach is reasonable in light of the nature and number of our suppliers, as well as industry standards and practices of peer companies.

Due Diligence Process

We reviewed the components that are included in the specialty vehicles and chassis that we manufacture that could contain 3TG that is necessary to the functionality or production of our products.

Our due diligence measures have been designed to conform with the framework in The Organization for Economic Cooperation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Guidance") and the related Supplements for Gold and for Tin, Tantalum and Tungsten.

Step One: Establish Strong Company Management Systems

Internal Team

At our corporate level, we have a cross functional team and a third-party consulting subject matter expert working collaboratively to develop our program. This team is responsible for the corporate conflict minerals policy and providing support and instructions on the due diligence measures required to be implemented for each of our divisions.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have continued with our training program for our suppliers for the 2014 reporting year. It was found that many suppliers in 2013 were not aware of or did not understand the Dodd-Frank 1502 requirements. As a result of this finding, we developed an instructional document that was provided to all of our suppliers by the second quarter of 2014. We will encourage our suppliers to share this information throughout the whole supply chain, all the way to the smelter level. Suppliers will continue to receive education and support from our business unit champions during the RCOI process on an annual basis.

Additionally Spartan Motors has developed a robust supplier management plan for Conflict Minerals. Spartan Motors has developed systems for new suppliers as well as existing suppliers. For existing suppliers the quality manual was updated to include the requirements that suppliers must comply with conflict minerals reporting. Internal supplier management processes were also updated to ensure supplier conformance and communication for conflict Minerals. As part of the supplier approval process, new suppliers must first provide a completed CMRT prior to being approved as a Spartan Motors supplier. Suppliers are also evaluated monthly for conformance to the conflict minerals requirements.

Spartan Motors also provides explicit instructions as well as education materials for suppliers on an annual basis to assist them with their conflict minerals reporting compliance. Compliance with all the criteria is dictated in the contracts for all Spartan Motors suppliers.

Grievance Mechanism

Our website (www.Spartanmotors.com) contains a prominent link to our conflict minerals policy page. Included with our conflict minerals policy on our website is a link that can be utilized to contact our Compliance Officer with concerns regarding our conflict minerals policy or our use of conflict minerals. It is the policy of Spartan Motors that any communications regarding our Code of Business Conduct and Compliance or Conflict Minerals received by our Chief Compliance Officer is submitted for review to our Board of Directors.

Step Two: Identify and Assess Risk in the Supply Chain

All of our relevant suppliers were identified for inclusion in our 2014 RCOI. We rely on these suppliers, whose components we believe may contain 3TG, to provide us with information about the source of Conflict Minerals, if any, contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

We will assess risk by reviewing the suppliers' answers provided in the CMRT for risk indicators. These risk indicators are based on common industry practices. When risk indicators are found, corrective action measures will be required of the supplier(s).

Step Three: Design and Implement a Strategy to Respond to Risks

To ensure consistency and data integrity, suppliers were mandated to provide a CMRT for this reporting year. In the previous year multiple formats were accepted.

Supplier CMRTs are evaluated against a set list of data quality standards. Any discrepancies identified are logged in an online tool and sent back to the supplier for further investigation and corrective action.

Step Four: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We do track all smelters that have been audited via the Conflict Free Sourcing Initiative ("CFSI").

Step Five: Report on Supply Chain Due Diligence

We conducted a survey of those suppliers described above using the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company's supply chain. It includes questions regarding a company's conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of 3TG included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI's website. The CMRT is being used by many companies in their due diligence processes related to conflict minerals.

The number of supplier responses has decreased from the last reporting year due to the data quality standards Spartan Motors implemented which eliminated all other reporting formats other than the CMRT and held suppliers to a much higher standard for data quality. It is Spartan Motors goal to continue to work with the suppliers to educate them on all the requirements so that Spartan Motors can have a 100% response rate. For this reporting year Spartan received responses from 18 percent of all the suppliers surveyed. The data collected included the names of 501 entities listed by our suppliers as smelters or refiners. 95 of these entities were identified as certified Conflict-Free using the CFSI Reporting CMRT. We compared these facilities to the CFSI list of smelters and where a supplier indicated that the facility was certified as Conflict-Free, we ensured that the name was listed by CFSI. The large majority of the responses received provided data at a company or divisional level or, as described above, were unable to specify the smelters or refiners used. With the exception of the supplier(s) described above, we are unable to determine whether any of the 3TG reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Requesting that our suppliers complete the CMRT regarding information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

As a result of our due diligence efforts, we have concluded in good faith that we do not have sufficient data to determine where the 3TG in our products originate. We are committed to this process and will continue to implement and improve our conflict minerals due diligence program.

Based on the information obtained pursuant to our RCOI and the due diligence process, we do not have sufficient information to determine the country of origin of all of the 3TG used in our products; however, based on the information that was provided by the responding suppliers and otherwise obtained through our due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the 3TG contained in our products included the smelters and refiners listed below:

Name	Smelter State	Metal	Country
5N Plus	Unknown	Tin (Sn)	CANADA
5N Plus Lübeck GmbH	Unknown	Tin (Sn)	GERMANY
A&M Minerals Ltd.	Unknown	Tantalum (Ta)	UNITED KINGDOM
A.L.M.T. Corp.	Listed on the EICC-GeSI List	Tungsten (W)	JAPAN
Academy Precious Metals (China) Co., Ltd.	Unknown	Tin (Sn)	CHINA
Academy Precious Metals (China) Co., Ltd.	Unknown	Gold (Au)	CHINA
Advanced Chemical Company	Listed on the EICC-GeSI List	Gold (Au)	UNITED STATES
AGR Matthey	Unknown	Gold (Au)	AUSTRALIA
Aida Chemical Industries Co. Ltd.	Listed on the EICC-GeSI List	Gold (Au)	JAPAN
AIM	Unknown	Tin (Sn)	CANADA
Aktyubinsk	Unknown	Gold (Au)	KAZAKHSTAN
Allgemeine Gold-und Silberscheideanstalt A.G.	Listed on the EICC-GeSI List	Gold (Au)	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	Listed on the EICC-GeSI List	Gold (Au)	UZBEKISTAN
ALMT	Unknown	Tungsten (W)	CHINA
Alpha	Listed on the CFS List	Tin (Sn)	UNITED STATES
Amalgamated Metal Corporation Plc	Unknown	Tin (Sn)	UNITED KINGDOM
American Iron and Metal	Unknown	Tin (Sn)	UNITED STATES
AMG Advanced Metallurgical Group	Unknown	Tantalum (Ta)	BRAZIL
AngloGold Ashanti Córrego do Sítio Minerção	Listed on the CFS List	Gold (Au)	BRAZIL
Aoki Loboratories ltd	Unknown	Tin (Sn)	HONG KONG
Argor-Heraeus SA	Listed on the CFS List	Gold (Au)	SWITZERLAND
Arroz Corporation.	Unknown	Tantalum (Ta)	JAPAN
Asahi Pretec Corporation	Listed on the CFS List	Gold (Au)	JAPAN
Asahi seiren Co.,Ltd	Unknown	Tin (Sn)	JAPAN
Asahi Solder Technology (Wuxi) Co. Ltd.	Unknown	Tin (Sn)	CHINA
Asaka Riken Co Ltd	Listed on the EICC-GeSI List	Gold (Au)	JAPAN
Asarco		Gold (Au)	UNITED STATES

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Listed on the EICC-GeSI List	Gold (Au)	TURKEY
ATI Metalworking Products	Unknown	Tin (Sn)	UNITED STATES
Atlantic Metals & Alloys	Unknown	Tin (Sn)	UNITED STATES
Aurubis AG	Listed on the CFS List	Gold (Au)	GERMANY
Ausmelt Limited	Unknown	Tin (Sn)	AUSTRALIA
Baiyin Nonferrous Group Co.,Ltd.	Unknown	Gold (Au)	CHINA
Balver Zinn Josef Jost GmbH & Co. KG	Unknown	Tin (Sn)	GERMANY
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Listed on the EICC-GeSI List	Gold (Au)	PHILIPPINES
Bangkok Assay	Unknown	Gold (Au)	THAILAND
Baoshida Swissmetal	Unknown	Tin (Sn)	SWITZERLAND
Bauer Walser AG	Listed on the EICC-GeSI List	Gold (Au)	GERMANY
Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.	Unknown	Tungsten (W)	CHINA
BHP Billiton	Unknown	Gold (Au)	CHILE
BNT Chemicals Gmbh	Unknown	Tin (Sn)	GERMANY
Boliden AB	Listed on the EICC-GeSI List	Gold (Au)	SWEDEN
bolin Co.Ltd.of xi'an Univ.of Arch.&Tech	Unknown	Gold (Au)	CHINA
Britannia Refined Metals Ltd.	Unknown	Tin (Sn)	UNITED KINGDOM
C. Hafner GmbH + Co. KG	Listed on the EICC-GeSI List	Gold (Au)	GERMANY
C.Uyemura & CO,.LTD	Unknown	Gold (Au)	JAPAN
Canfield	Unknown	Tin (Sn)	UNITED STATES
Caridad	Listed on the EICC-GeSI List	Gold (Au)	MEXICO
Castolin	Unknown	Tin (Sn)	FRANCE
CCR Refinery – Glencore Canada Corporation	Listed on the CFS List	Gold (Au)	CANADA
Cendres + Métaux SA	Listed on the EICC-GeSI List	Gold (Au)	SWITZERLAND
CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Unknown	Tin (Sn)	BRAZIL
CHAN WEN COPPER INDUSTRY CO.,LTD.	Unknown	Tin (Sn)	TAIWAN
CHANGCHENG GOLD AND SILVER REFINERY CO., LTD.	Unknown	Gold (Au)	CHINA
Changsha South Tantalum Niobium Co., Ltd.	Listed on the EICC-GeSI List	Tantalum (Ta)	CHINA
Chengdu Hongbo Industrial co,Ltd	Unknown	Tungsten (W)	CHINA
Chengfeng Metals Co Pte Ltd	Unknown	Tin (Sn)	SINGAPORE
Chenzhou Diamond Tungsten Products Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Chenzhou Gold Arrow Solder CO.,Ltd	Unknown	Tin (Sn)	CHINA
Chimet S.p.A.	Listed on the CFS List	Gold (Au)	ITALY
China Shenzhen Morgan Sputtering Targets & Technology Co.,Ltd.	Unknown	Tantalum (Ta)	CHINA
China Sino-Platinum Metals Co.,Ltd	Unknown	Gold (Au)	CHINA
China Gold International Resources Corp. Ltd.	Unknown	Gold (Au)	CHINA
China Golddeal Investment Co. Ltd	Unknown	Gold (Au)	CHINA
China National Gold Group Corporation	Listed on the EICC-GeSI List	Gold (Au)	CHINA
China Nonferrous Metal Mining (Group) Co., Ltd.	Unknown	Gold (Au)	CHINA
China Rare Metal Materials Company	Listed on the EICC-GeSI List	Tin (Sn)	CHINA
China Sino-Platinum Metals Co.,Ltd	Unknown	Gold (Au)	CHINA
China Steel Corporation	Unknown	Tin (Sn)	TAIWAN
China Tin Group Co., Ltd.	Listed on the EICC-GeSI List	Tin (Sn)	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Chugai Mining	Listed on the EICC-GeSI List	Gold (Au)	JAPAN
Chugaikogyo	Unknown	Gold (Au)	JAPAN
CNMC (Guangxi) PGMA Co. Ltd.	Listed on the EICC-GeSI List	Tin (Sn)	CHINA
Cofermetal	Unknown	Tin (Sn)	ITALY
Colt Refining	Listed on the EICC-GeSI List	Gold (Au)	UNITED STATES
Companhia Industrial Fluminense	Unknown	Tantalum (Ta)	BRAZIL

Conghua Tantalum and Niobium Smeltry	Listed on the CFS List	Tantalum (Ta)	CHINA
Cookson	Unknown	Gold (Au)	UNITED STATES
Cookson Alpha Metals (Shenzhen) Co., Ltd.	Unknown	Tin (Sn)	CHINA
Cookson Group	Unknown	Gold (Au)	SPAIN
Cooper Santa	Listed on the EICC-GeSI List	Tin (Sn)	BRAZIL
CSC Pure Technologies	Unknown	Tin (Sn)	RUSSIAN FEDERATION
CV Duta Putra Bangka	Unknown	Tin (Sn)	INDONESIA
CV Gita Pesona	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
CV JusTindo	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
CV Makmur Jaya	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
CV Nurjanah	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
CV Serumpun Sebalai	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
CV United Smelting	Listed on the CFS List	Tin (Sn)	INDONESIA
Daejin Indus Co. Ltd	Listed on the EICC-GeSI List	Gold (Au)	KOREA, REPUBLIC OF
DaeryongENC	Listed on the CFS List	Gold (Au)	KOREA, REPUBLIC OF
Daye Non-Ferrous Metals Mining Ltd.	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Dayu Weiliang Tungsten Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Do Sung Corporation	Listed on the EICC-GeSI List	Gold (Au)	KOREA, REPUBLIC OF
Doduco	Listed on the EICC-GeSI List	Gold (Au)	GERMANY
Dongguan Qiandao Tin Co.,Ltd	Unknown	Tin (Sn)	CHINA
Dowa	Listed on the CFS List	Gold (Au)	JAPAN
Dowa	Listed on the EICC-GeSI List	Tin (Sn)	JAPAN
Duoluoshan	Listed on the CFS List	Tantalum (Ta)	CHINA
Eco-System Recycling Co., Ltd.	Listed on the EICC-GeSI List	Gold (Au)	JAPAN
Edzell Corp	Unknown	Tin (Sn)	URUGUAY
Eldorado Gold Corporation	Unknown	Gold (Au)	CHINA
EM Vinto	Listed on the EICC-GeSI List	Tin (Sn)	BOLIVIA
ESG Edelmetallservice GmbH & Co. KG	Unknown	Gold (Au)	GERMANY
Essar Steel Algoma	Unknown	Tin (Sn)	CANADA
Estanho de Rondônia S.A.	Listed on the EICC-GeSI List	Tin (Sn)	BRAZIL
Ethiopian Minerals Development Share Company	Unknown	Tantalum (Ta)	ETHIOPIA
Eximetal S.A.	Unknown	Tin (Sn)	ARGENTINA
Exotech Inc.	Listed on the CFS List	Tantalum (Ta)	UNITED STATES
F&X Electro-Materials Ltd.	Listed on the CFS List	Tantalum (Ta)	CHINA
FAGGI ENRICO SPA	Unknown	Gold (Au)	ITALY
Feinhutte Halsbrucke GmbH	Unknown	Gold (Au)	GERMANY
Feinhutte Halsbrucke GmbH	Unknown	Tin (Sn)	GERMANY
Fenix Metals	Listed on the EICC-GeSI List	Tin (Sn)	POLAND
Ferro Corporation	Unknown	Gold (Au)	UNITED STATES
FSE Novosibirsk Refinery	Listed on the EICC-GeSI List	Gold (Au)	RUSSIAN FEDERATION
Fujian Jinxin Tungsten Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Galloo N.V.	Unknown	Tin (Sn)	BELGIUM
Gannon & Scott	Unknown	Tantalum (Ta)	UNITED STATES
Gansu Seemine Material Hi-Tech Co Ltd	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	Unknown	Gold (Au)	CHINA
Ganzhou Grand Sea W & Mo Group Co Ltd	Unknown	Tungsten (W)	CHINA

Ganzhou Hailong W & Mo Co. Ltd	Unknown	Tungsten (W)	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	Listed on the CFS List	Tungsten (W)	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Listed on the CFS List	Tungsten (W)	CHINA
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Ganzhou Sinda W & Mo Co., Ltd.	Unknown	Tungsten (W)	CHINA
GANZHOU TEJING TUNGSTEN & MOLYBDENUM CO.,LTD	Unknown	Tungsten (W)	CHINA
Geib Refining Corp	Unknown	Gold (Au)	UNITED STATES
Geib Refining Corporation	Unknown	Gold (Au)	UNITED STATES
Gejiu Jin Ye Mineral co., Ltd	Unknown	Tin (Sn)	CHINA
Gejiu Kai Meng Industry and Trade LLC	Listed on the EICC-GeSI List	Tin (Sn)	CHINA
Gejiu Non-Ferrous Metal Processing Co. Ltd.	Listed on the CFS List	Tin (Sn)	CHINA
Gejiu Yunxi Group Corp.	Unknown	Tin (Sn)	CHINA
Gejiu Zi-Li	Listed on the EICC-GeSI List	Tin (Sn)	CHINA
Gibbs Wire & Steel Co	Unknown	Tin (Sn)	UNITED STATES
Global Advanced Metals	Listed on the CFS List	Tantalum (Ta)	UNITED STATES
Global Advanced Metals Boyertown	Listed on the EICC-GeSI List	Tantalum (Ta)	UNITED STATES
Global Tungsten & Powders Corp.	Listed on the CFS List	Tungsten (W)	UNITED STATES
Golden Egret Special Alloy Co. Ltd	Unknown	Tungsten (W)	CHINA
Grant Manufacturing and Alloying	Unknown	Tin (Sn)	UNITED STATES
Guangdong Jinding Gold Limited	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Guangdong Mingfa Precious Metals Co., Ltd.	Unknown	Gold (Au)	CHINA
Guangdong Xianglu Tungsten Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	Listed on the CFS List	Tantalum (Ta)	CHINA
Guangxi China Tin Group Co., Ltd	Unknown	Tin (Sn)	CHINA
Guangxi Nonferrous Metals Group ( Hechi Xinhua smelting limited company	Unknown	Tin (Sn)	CHINA
Guixi Smelter	Unknown	Gold (Au)	CHINA
H L Thorne	Unknown	Tin (Sn)	UNITED KINGDOM
H.C. Starck Co., Ltd.	Listed on the EICC-GeSI List	Tantalum (Ta)	THAILAND
H.C. Starck GmbH	Listed on the EICC-GeSI List	Tungsten (W)	GERMANY
H.C. Starck GmbH Goslar	Listed on the EICC-GeSI List	Tantalum (Ta)	GERMANY
H.C. Starck Group	Listed on the CFS List	Tantalum (Ta)	GERMANY
H.C. Starck Hermsdorf GmbH	Listed on the EICC-GeSI List	Tantalum (Ta)	GERMANY
H.C. Starck Inc.	Listed on the EICC-GeSI List	Tantalum (Ta)	UNITED STATES
H.C. Starck Ltd.	Listed on the EICC-GeSI List	Tantalum (Ta)	JAPAN
Hangzhou Fuchunjiang Smelting Co., Ltd.	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Harmony Gold Mining Company Limited	Unknown	Gold (Au)	SOUTH AFRICA
HC Starck GmbH	Listed on the CFS List	Tungsten (W)	GERMANY
HEESUNG METAL Ltd.	Unknown	Gold (Au)	KOREA, REPUBLIC OF
Heimerle + Meule GmbH	Listed on the CFS List	Gold (Au)	GERMANY
Henan Zhongyuan Refinery & Henan San Men Xia	Unknown	Gold (Au)	CHINA
Hengyang King Xing Lifeng New Materials Co., Ltd.	Listed on the CFS List	Tantalum (Ta)	CHINA
Heraeus Ltd. Hong Kong	Listed on the CFS List	Gold (Au)	HONG KONG
Heraeus Materials Technology GmbH & Co. KG	Unknown	Tin (Sn)	KOREA, REPUBLIC OF
Heraeus Precious Metals GmbH & Co. KG	Listed on the CFS List	Gold (Au)	GERMANY
Hi-Temp	Listed on the CFS List	Tantalum (Ta)	UNITED STATES

HMG	Unknown	Gold (Au)	GERMANY
Hon Shen Co. Ltd	Unknown	Gold (Au)	TAIWAN
HONGQIAO METAL	Unknown	Tin (Sn)	CHINA
Huichang Jin Shun Tin Industry Co. Ltd	Unknown
Huichang Jinshunda Tin Co. Ltd	Listed on the EICC-GeSI List	Tin (Sn)	CHINA
Hunan Changda Vanadium Tungsten Company	Unknown	Tungsten (W)	CHINA
Hunan Chenzhou Mining Group Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Hunan Xianghualing tin Co. ltd	Unknown	Tin (Sn)	CHINA
Hwasung CJ Co. Ltd	Listed on the EICC-GeSI List	Gold (Au)	KOREA, REPUBLIC OF
Hyundai-Steel	Unknown	Tin (Sn)	KOREA, REPUBLIC OF
Impag AG	Unknown	Tin (Sn)	SWITZERLAND
Indra Eramulti Logam, IMLI	Unknown	Tin (Sn)	INDONESIA
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Innova Recycling GmbH	Unknown	Tantalum (Ta)	GERMANY
INTALS S.P.A.	Unknown	Tin (Sn)	ITALY
Ishifuku Metal Industry Co., Ltd.	Listed on the CFS List	Gold (Au)	JAPAN
ISLAND GOLD REFINERY	Unknown	Gold (Au)	CHINA
Istanbul Gold Refinery	Listed on the CFS List	Gold (Au)	TURKEY
Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	Unknown	Tantalum (Ta)	JAPAN
Japan Mint	Listed on the EICC-GeSI List	Gold (Au)	JAPAN
Japan New Metals Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	JAPAN
Japan pure chemical Co.,Ltd.	Unknown	Gold (Au)	JAPAN
Jean Goldschmidt International	Unknown	Tin (Sn)	BELGIUM
Jiangsu Hetian Technological Material Co.,Ltd	Unknown	Tungsten (W)	CHINA
Jiangxi Copper Company Limited	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Jiangxi Jinshunda Tin Co. Ltd.	Unknown	Tin (Sn)	CHINA
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Jiangxi Nanshan	Listed on the EICC-GeSI List	Tin (Sn)	CHINA
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Unknown	Gold (Au)	CHINA
Jiangxi Rare Earth Metals Tungsten Group Corp.	Unknown	Tantalum (Ta)	CHINA
Jiangxi Richsea New Materials Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
JiangxiShunda Huichang Kam Tin Co., Ltd.	Unknown	Tin (Sn)	CHINA
Jinchang Gold Mine	Unknown	Gold (Au)	CHINA
Jinlong Copper Co., Ltd.	Unknown	Gold (Au)	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Listed on the CFS List	Tantalum (Ta)	CHINA
Jiujiang Tanbre Co., Ltd.	Listed on the CFS List	Tantalum (Ta)	CHINA
Johnson Matthey Inc	Listed on the CFS List	Gold (Au)	UNITED STATES
Johnson Matthey Ltd	Listed on the CFS List	Gold (Au)	CANADA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Listed on the EICC-GeSI List	Gold (Au)	RUSSIAN FEDERATION
JSC Uralelectromed	Listed on the EICC-GeSI List	Gold (Au)	RUSSIAN FEDERATION
JX Nippon Mining & Metals Co., Ltd.	Listed on the CFS List	Gold (Au)	JAPAN
KAMET Blue Powder Corporation	Unknown	Tantalum (Ta)	UNITED STATES

Kanfort international holding	Unknown	Gold (Au)	CHINA
Kazzinc Ltd	Listed on the EICC-GeSI List	Gold (Au)	KAZAKHSTAN
Kee Shing	Unknown	Gold (Au)	CHINA
KEMET Blue Metals	Listed on the EICC-GeSI List	Tantalum (Ta)	MEXICO
Kennametal Fallon	Listed on the EICC-GeSI List	Tungsten (W)	UNITED STATES
Kennametal Huntsville	Listed on the EICC-GeSI List	Tungsten (W)	UNITED STATES
Kennecott Utah Copper LLC	Listed on the CFS List	Gold (Au)	UNITED STATES
King-Tan Tantalum Industry Ltd	Listed on the EICC-GeSI List	Tantalum (Ta)	CHINA
Koba Tin	Unknown	Tin (Sn)	INDONESIA
Kojima Chemicals Co., Ltd	Listed on the CFS List	Gold (Au)	JAPAN
Koki Products Co.,Ltd	Unknown	Tin (Sn)	THAILAND
Korea Metal Co. Ltd	Listed on the EICC-GeSI List	Gold (Au)	KOREA, REPUBLIC OF
Kovohut“ Pøíbram	Unknown	Tin (Sn)	CZECH REPUBLIC
Kundur Smelter	Unknown	Tin (Sn)	INDONESIA
KYORITSU GOKIN CO.,LTD.	Unknown	Tungsten (W)	JAPAN
Kyrgyzaltyn JSC	Listed on the EICC-GeSI List	Gold (Au)	KYRGYZSTAN
L' azurde Company For Jewelry	Listed on the EICC-GeSI List	Gold (Au)	SAUDI ARABIA
LG INTERNATIONAL CORP	Unknown	Tin (Sn)	KOREA, REPUBLIC OF
Lingbao Gold Company Limited	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Linwu Xianggui Smelter Co	Listed on the EICC-GeSI List	Tin (Sn)	CHINA
London Bullion Market Association	Unknown	Gold (Au)	UNITED KINGDOM
LSM Brasil S.A.	Listed on the CFS List	Tantalum (Ta)	BRAZIL
LS-NIKKO Copper Inc.	Listed on the CFS List	Gold (Au)	KOREA, REPUBLIC OF
Luo Yang ZIJIN YINHUI Gold Smelting Co., Ltd.	Unknown	Gold (Au)	CHINA
Luoyang Zijin Yinhui Metal Smelt Co Ltd	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Magnu's Minerais Metais e Ligas LTDA	Listed on the CFS List	Tin (Sn)	BRAZIL
Malaysia Smelting Corporation (MSC)	Listed on the CFS List	Tin (Sn)	MALAYSIA
Malipo Haiyu Tungsten Co., Ltd.	Listed on the CFS List	Tungsten (W)	CHINA
Materials Eco-Refining CO.,LTD	Unknown	Tin (Sn)	JAPAN
Materion	Listed on the CFS List	Gold (Au)	UNITED STATES
Matsuda Sangyo Co., Ltd.	Listed on the CFS List	Gold (Au)	JAPAN
Matsuo Electric	Unknown	Tantalum (Ta)	JAPAN
Melt Metais e Ligas S/A	Listed on the EICC-GeSI List	Tin (Sn)	BRAZIL
Mentok Smelter	Unknown	Tin (Sn)	INDONESIA
Metahub Industries Sdn. Bhd	Unknown	Tin (Sn)	MALAYSIA
Metal Do Co.,Ltd	Unknown	Tantalum (Ta)	JAPAN
Metallic Resources Inc	Unknown	Tin (Sn)	UNITED STATES
Metallo Chimique	Listed on the EICC-GeSI List	Tin (Sn)	BELGIUM
Metallo Chimique (Keeling & Walker )	Unknown	Tin (Sn)	BELGIUM
Metallurgical Products India (Pvt.) Ltd.	Listed on the CFS List	Tantalum (Ta)	INDIA
Metalor Technologies (Hong Kong) Ltd	Listed on the CFS List	Gold (Au)	HONG KONG
Metalor Technologies (Singapore) Pte. Ltd.	Listed on the EICC-GeSI List	Gold (Au)	SINGAPORE
Metalor Technologies (Suzhou) Co Ltd	Unknown	Gold (Au)	CHINA
Metalor Technologies SA	Listed on the CFS List	Gold (Au)	SWITZERLAND
Metalor USA Refining Corporation	Listed on the CFS List	Gold (Au)	UNITED STATES

Meterion Advanced Materials Thin Film Products	Unknown	Tantalum (Ta)	UNITED STATES
Met-Mex Peñoles, S.A.	Listed on the EICC-GeSI List	Gold (Au)	MEXICO
Minchali Metal industry Co. Ltd.	Unknown	Tin (Sn)	TAIWAN
Mineração Taboca S.A.	Listed on the CFS List	Tin (Sn)	BRAZIL
Minmetals Ganzhou Tin Co. Ltd.	Listed on the CFS List	Tin (Sn)	CHINA
Minsur	Listed on the CFS List	Tin (Sn)	PERU
Mistubishi Materials Corporation	Unknown	Tin (Sn)	JAPAN
Mitsubishi Materials Corporation	Listed on the CFS List	Tin (Sn)	JAPAN
Mitsubishi Materials Corporation	Listed on the CFS List	Gold (Au)	JAPAN
Mitsui Global Precious Metals .INC	Unknown	Gold (Au)	HONG KONG
Mitsui Mining & Smelting	Listed on the CFS List	Tantalum (Ta)	JAPAN
Mitsui Mining and Smelting Co., Ltd.	Listed on the CFS List	Gold (Au)	JAPAN
Mitsui Sumitomo Metal Mining Brass & Copper Co.,Ltd	Unknown	Tin (Sn)	JAPAN
Mitubishi Materials Corporation	Unknown	Gold (Au)	JAPAN
Mitui kinzoku Co Ltd takehara seirenjyo	Unknown	Gold (Au)	JAPAN
MK electron	Unknown	Gold (Au)	KOREA, REPUBLIC OF
Molycorp Silmet A.S.	Listed on the CFS List	Tantalum (Ta)	ESTONIA
Morris and Watson Ltd	Unknown	Gold (Au)	NEW ZEALAND
Moscow Special Alloys Processing Plant	Listed on the EICC-GeSI List	Gold (Au)	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.ª.	Listed on the EICC-GeSI List	Gold (Au)	TURKEY
Nanchang Cemented Carbide Limited Liability Company	Unknown	Tungsten (W)	CHINA
Nankang Nanshan Tin Co., Ltd.	Unknown	Tin (Sn)	CHINA
Nankang Nanshan Tin Manufactory Co., Ltd.	Unknown	Tin (Sn)	CHINA
Nathan Trotter & Co.,Inc.	Unknown	Tin (Sn)	UNITED STATES
Natsuda Sangyo Co., Ltd	Unknown	Gold (Au)	JAPAN
Navoi Mining and Metallurgical Combinat	Listed on the EICC-GeSI List	Gold (Au)	UZBEKISTAN
Ney Metals and Alloys	Unknown	Tin (Sn)	UNITED STATES
Nihama Nickel Refinery	Unknown	Gold (Au)	JAPAN
Nihon Genma MFG Co., Ltd.	Unknown	Tin (Sn)	THAILAND
Nihon Material Co. LTD	Listed on the CFS List	Gold (Au)	JAPAN
Niihama Toyo Smelter & Refinery	Unknown	Gold (Au)	JAPAN
Ninghua Xingluokeng Tungsten Mine Co., Ltd.	Unknown	Tungsten (W)	CHINA
Ningxia Orient Tantalum Industry Co., Ltd.	Listed on the CFS List	Tantalum (Ta)	CHINA
Niobec	Unknown	Tantalum (Ta)	CANADA
Nippon Filler Metals Ltd	Unknown	Tin (Sn)	JAPAN
Nippon steel & Sumitomo metal corporation	Unknown	Tin (Sn)	JAPAN
Nohon Material Corporation	Unknown	Gold (Au)	JAPAN
North American Tungsten Corporation Ltd.	Unknown	Tungsten (W)	CANADA
North Star BlueScope Steel, LLC	Unknown	Tin (Sn)	UNITED STATES
Noventa	Unknown	Tantalum (Ta)	MOZAMBIQUE
Novosibirsk Integrated Tin Works	Listed on the EICC-GeSI List	Tin (Sn)	RUSSIAN FEDERATION
Nyrstar Metal	Unknown	Gold (Au)	AUSTRALIA
O.M. Manufacturing (Thailand) Co., Ltd.	Listed on the EICC-GeSI List	Tin (Sn)	THAILAND
O.M. Manufacturing Philippines, Inc.	Listed on the EICC-GeSI List	Tin (Sn)	PHILIPPINES
Ohio Precious Metals, LLC	Listed on the CFS List	Gold (Au)	UNITED STATES
Ohura Precious Metal Industry Co., Ltd	Listed on the CFS List	Gold (Au)	JAPAN

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Listed on the EICC-GeSI List	Gold (Au)	RUSSIAN FEDERATION
OJSC Kolyma Refinery	Listed on the EICC-GeSI List	Gold (Au)	RUSSIAN FEDERATION
OMSA	Listed on the CFS List	Tin (Sn)	BOLIVIA
Operaciones Metalurgica S.A.	Unknown	Gold (Au)	BOLIVIA
PAMP SA	Listed on the CFS List	Gold (Au)	SWITZERLAND
Pan Pacific Copper Co. Ltd.	Unknown	Tantalum (Ta)	JAPAN
PBT	Unknown	Tin (Sn)	FRANCE
Penglai Penggang Gold Industry Co Ltd	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Perusahaan Sadur Timah Malasia	Unknown	Tin (Sn)	MALAYSIA
Philippine Associated Smelting and Refining Corporation	Unknown	Gold (Au)	PHILIPPINES
Plansee	Listed on the CFS List	Tantalum (Ta)	AUSTRIA
Plansee SE Liezen	Listed on the EICC-GeSI List	Tantalum (Ta)	AUSTRIA
Plansee SE Reutte	Listed on the EICC-GeSI List	Tantalum (Ta)	AUSTRIA
Pobedit JSC	Unknown	Tungsten (W)	RUSSIAN FEDERATION
Pogo Gold Mining	Unknown	Gold (Au)	UNITED STATES
Poongsan Corporation	Unknown	Tin (Sn)	KOREA, REPUBLIC OF
Posco	Unknown	Tantalum (Ta)	KOREA, REPUBLIC OF
PRECIOUS METAL SALES CORP.	Unknown	Gold (Au)	UNITED STATES
Prioksky Plant of Non-Ferrous Metals	Listed on the EICC-GeSI List	Gold (Au)	RUSSIAN FEDERATION
PT Alam Lestari Kencana	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Aneka Tambang (Persero) Tbk	Listed on the EICC-GeSI List	Gold (Au)	INDONESIA
PT Artha Cipta Langgeng	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT ATD Makmur Mandiri Jaya	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Babel Inti Perkasa	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Babel Surya Alam Lestari	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Bangka Kudai Tin	Listed on the CFS List	Tin (Sn)	INDONESIA
PT Bangka Putra Karya	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Bangka Timah Utama Sejahtera	Listed on the CFS List	Tin (Sn)	INDONESIA
PT Bangka Tin Industry	Listed on the CFS List	Tin (Sn)	INDONESIA
PT Belitung Industri Sejahtera	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT BilliTin Makmur Lestari	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Bukit Timah	Listed on the CFS List	Tin (Sn)	INDONESIA
PT Eunindo Usaha Mandiri	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Fang Di MulTindo	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT HP Metals Indonesia	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Inti Stania Prima	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Karimun Mining	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Koba Tin	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Mitra Stania Prima	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Panca Mega Persada	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Pelat Timah Nusantara Tbk	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Prima Timah Utama	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT REFINED BANGKA TIN	Listed on the CFS List	Tin (Sn)	INDONESIA
PT Sariwiguna Binasentosa	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Seirama Tin investment	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Stanindo Inti Perkasa	Listed on the CFS List	Tin (Sn)	INDONESIA

PT Sumber Jaya Indah	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Supra Sukses Trinusa	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Tambang Timah	Listed on the CFS List	Tin (Sn)	INDONESIA
PT Tinindo Inter Nusa	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Tommy Utama	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
PT Yinchendo Mining Industry	Listed on the EICC-GeSI List	Tin (Sn)	INDONESIA
Pure Technology	Unknown	Tin (Sn)	RUSSIAN FEDERATION
PX Précinox SA	Listed on the EICC-GeSI List	Gold (Au)	SWITZERLAND
Qualitek delta philippines inc	Unknown	Tin (Sn)	PHILIPPINES
QuantumClean	Listed on the CFS List	Tantalum (Ta)	UNITED STATES
Rand Refinery (Pty) Ltd	Listed on the CFS List	Gold (Au)	SOUTH AFRICA
Redring Solder (Malaysia) Sdn. Bhd.	Unknown	Tin (Sn)	MALAYSIA
RFH Tantalum Smeltry Co., Ltd	Listed on the CFS List	Tantalum (Ta)	CHINA
Royal Canadian Mint	Listed on the CFS List	Gold (Au)	CANADA
Rui Da Hung	Listed on the EICC-GeSI List	Tin (Sn)	TAIWAN
Sabin Metal Corp.	Listed on the EICC-GeSI List	Gold (Au)	UNITED STATES
Safimet Spa. (Gold refiners)	Unknown	Gold (Au)	ITALY
Samduck Precious Metals	Listed on the EICC-GeSI List	Gold (Au)	KOREA, REPUBLIC OF
Samsung_LS-Nikko Copper Inc.	Unknown	Gold (Au)	KOREA, REPUBLIC OF
SAMWON METALS Corp.	Listed on the EICC-GeSI List	Gold (Au)	KOREA, REPUBLIC OF
Sandong zhao jin bullion refinery ltd.	Unknown	Gold (Au)	CHINA
Saxonia Edelmetallrecycling	Unknown	Gold (Au)	GERMANY
Schone Edelmetaal	Listed on the EICC-GeSI List	Gold (Au)	NETHERLANDS
SD Gold	Unknown	Gold (Au)	UNITED STATES
SENDANEX CHEMICAL INDUSTRY & RICHEMAX INTERNATIONAL CO.,LTD	Unknown	Gold (Au)	TAIWAN
Senju Metal (H.K) Limited	Unknown	Tin (Sn)	CHINA
SENJU METAL INDUSTRY CO.,LTD.	Unknown	Tin (Sn)	JAPAN
SEVELAR	Unknown	Tin (Sn)	SPAIN
SGE (Shanghai Gold exchange) - Gold transaction authorities in China	Unknown	Gold (Au)	CHINA
SGS BOLIVIA S.A.	Unknown	Tin (Sn)	BOLIVIA
Shan Dong Huangjin	Unknown	Gold (Au)	CHINA
SHANDONG GOLD GROUP CO.,LTD.	Unknown	Gold (Au)	CHINA
Shandong Gold Mining Co., Ltd	Unknown	Gold (Au)	CHINA
Shandong GUODA gold CO.,LTD.	Unknown	Gold (Au)	CHINA
Shandong penglai gold smelter	Unknown	Gold (Au)	CHINA
Shandong Tarzan Bio-Gold Industry Co., Ltd.	Unknown	Gold (Au)	CHINA
Shandong Tiancheng Biological Gold Industrial Co. Ltd.	Unknown	Gold (Au)	CHINA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Shanghai Jiangxi Metals Co. Ltd	Listed on the EICC-GeSI List	Tantalum (Ta)	CHINA
Shen Mao Solder(m)Sdn Bhd	Unknown	Tin (Sn)	MALAYSIA
Shen Mao Solder(m)Sdn Bhd	Unknown	Gold (Au)	MALAYSIA
Shenmao Technology Inc.	Unknown	Tin (Sn)	TAIWAN
Shenzhen Anchen Soldering Tin Product Co., Ltd.	Unknown	Tin (Sn)	CHINA
Shenzhen fujun material technology co.,ltd	Unknown	Gold (Au)	CHINA
Shenzhen Jinjunwei Resource Comprehensive Development Co., Ltd	Unknown	Gold (Au)	CHINA
Sincemat.Co.Ltd.	Unknown	Tungsten (W)	CHINA

SINO-PLATINUM METALS CO.,LTD	Unknown	Gold (Au)	CHINA
So Accurate Group, Inc.	Listed on the EICC-GeSI List	Gold (Au)	UNITED STATES
SOE Shyolkovsky Factory of Secondary Precious Metals	Listed on the EICC-GeSI List	Gold (Au)	RUSSIAN FEDERATION
Soft Metais, Ltda.	Listed on the EICC-GeSI List	Tin (Sn)	BRAZIL
Sojitz Corporation	Unknown	Gold (Au)	JAPAN
Solar Applied Materials Technology Corp.	Listed on the CFS List	Gold (Au)	TAIWAN
Solderindo	Unknown	Tin (Sn)	INDONESIA
Soleras	Unknown	Tungsten (W)	UNITED STATES
Solikamsk Magnesium Works OAO	Listed on the CFS List	Tantalum (Ta)	RUSSIAN FEDERATION
SONGWON	Unknown	Tin (Sn)	KOREA, REPUBLIC OF
Sumisho Materials Corp.	Unknown	Gold (Au)	JAPAN
Sumitomo Electric, USA (A.L.M.T.)	Unknown	Tungsten (W)	UNITED STATES
Sumitomo Metal Mining Co., Ltd.	Listed on the CFS List	Gold (Au)	JAPAN
Super Dragon Technology Co., Ltd.	Unknown	Gold (Au)	TAIWAN
Suzhou Xingrui Noble Metal Material Co., Ltd.	Unknown	Gold (Au)	CHINA
Taiwan Sumiko Material Co., Ltd	Unknown	Gold (Au)	TAIWAN
Taki Chemicals	Listed on the CFS List	Tantalum (Ta)	JAPAN
Talcang City Nankang Metal Material Co., Ltd	Unknown	Tin (Sn)	CHINA
Talison Minerals Pty Ltd	Unknown	Tantalum (Ta)	AUSTRALIA
Tanaka Kikinzoku Kogyo K.K.	Listed on the CFS List	Gold (Au)	JAPAN
Tanco	Unknown	Tantalum (Ta)	CANADA
Technic Inc	Unknown	Gold (Au)	UNITED STATES
Tejing (Vietnam) Tungsten Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	VIET NAM
Telex	Listed on the CFS List	Tantalum (Ta)	UNITED STATES
TENNANT METALS PTY LTD	Unknown	Tin (Sn)	AUSTRALIA
Thaisarco	Listed on the CFS List	Tin (Sn)	THAILAND
The Gold Smelter of Guangdong, Gao Yao He Tai Gold Mining	Unknown	Gold (Au)	CHINA
The Great Wall Gold and Silver Refinery of China	Listed on the EICC-GeSI List	Gold (Au)	CHINA
The Hutti Gold Mines Company Limited	Unknown	Gold (Au)	INDIA
The Refinery of Shandong Gold Mining Co. Ltd	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Tokuriki Honten Co., Ltd	Listed on the CFS List	Gold (Au)	JAPAN
Tongding Metal Material Co.,Ltd.	Unknown	Tin (Sn)	CHINA
Tongling nonferrous Metals Group Co.,Ltd	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Torecom	Listed on the EICC-GeSI List	Gold (Au)	KOREA, REPUBLIC OF
Toshiba Material Co., Ltd	Unknown	Tungsten (W)	CHINA
Toyo Smelter & Refinery of Sumitomo Metal Mining Co.,Ltd	Unknown	Gold (Au)	JAPAN
Tranzact	Unknown	Tungsten (W)	UNITED STATES
Ulba	Listed on the CFS List	Tantalum (Ta)	KAZAKHSTAN
Umicore Brasil Ltda	Listed on the CFS List	Gold (Au)	BRAZIL
Umicore Galvanotechnik GmbH	Unknown	Gold (Au)	GERMANY
Umicore Precious Metals Thailand	Listed on the CFS List	Gold (Au)	THAILAND
Umicore SA	Unknown	Gold (Au)	CANADA
Umicore SA Business Unit Precious Metals Refining	Listed on the CFS List	Gold (Au)	BELGIUM
Umicore SA Business Unit Precious Metals Refining	Unknown	Tin (Sn)	BELGIUM
Uni Bros Metal Pte Ltd	Unknown	Tin (Sn)	SINGAPORE
Uniforce Metal Industrial Corp.	Unknown	Tin (Sn)	INDONESIA

UNIFORCE METAL INDUSTRIAL CORP.	Unknown	Tin (Sn)	TAIWAN
United Precious Metal Refining, Inc.	Listed on the CFS List	Gold (Au)	UNITED STATES
Valcambi SA	Listed on the CFS List	Gold (Au)	SWITZERLAND
VERTEX METALS INCORPORATION	Unknown	Tin (Sn)	TAIWAN
Vietnam Youngsun Tungsten Industry Co., Ltd	Listed on the EICC-GeSI List	Tungsten (W)	VIET NAM
VISHAY TANTALUM	Unknown	Tantalum (Ta)	PANAMA
Voss Metals Company, Inc.	Unknown	Tungsten (W)	UNITED STATES
VQB MINERAL AND TRADING GROUP JOINT STOCK COMPANY	Unknown	Tin (Sn)	VIET NAM
Western Australian Mint trading as The Perth Mint	Listed on the CFS List	Gold (Au)	AUSTRALIA
Western Metal Materials Co.,ltd	Unknown	Tungsten (W)	CHINA
Westfalenzinn	Unknown	Tin (Sn)	GERMANY
White Solder Metalurgia e Mineração Ltda.	Listed on the CFS List	Tin (Sn)	BRAZIL
Williams Gold Refining Company	Unknown	Gold (Au)	UNITED STATES
Williams Gold Refining Company	Unknown	Gold (Au)	CANADA
Wolfram Bergbau und Hütten AG	Listed on the EICC-GeSI List	Tungsten (W)	AUSTRIA
Wolfram Company CJSC	Listed on the EICC-GeSI List	Tungsten (W)	RUSSIAN FEDERATION
WUHU ZHONGYUAN METAL SHEET AND FOIL CO.,LTD	Unknown	Tin (Sn)	CHINA
Wujiang City Luxu Tin Factory	Unknown	Tin (Sn)	CHINA
Xiamen JInbo Metal Co., Ltd.	Unknown	Gold (Au)	CHINA
Xiamen Tungsten (H.C.) Co., Ltd.	Listed on the CFS List	Tungsten (W)	CHINA
Xiamen Tungsten Co., Ltd.	Listed on the CFS List	Tungsten (W)	CHINA
Xianghualing Tin Co., Ltd.	Unknown	Tin (Sn)	CHINA
Xianglu Tungsten Industry Co., Ltd.	Unknown	Tungsten (W)	CHINA
Xin Tongding	Unknown	Tin (Sn)	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Listed on the EICC-GeSI List	Tungsten (W)	CHINA
XinYe Co. Ltd	Unknown	Gold (Au)	CHINA
XURI	Unknown	Tin (Sn)	CHINA
YAMAMOTO PRECIOUS METAL CO., LTD.	Listed on the EICC-GeSI List	Gold (Au)	JAPAN
Yano Metal	Unknown	Tantalum (Ta)	JAPAN
Yantai Guodasafina High-Tech Environmental Refinery Co., Ltd.	Unknown	Gold (Au)	CHINA
Yantai Zhaojin Kanfort Precious Metals Co., Ltd	Unknown	Gold (Au)	CHINA
Yantai Zhaojin Lai Fu Co., Ltd.	Unknown	Gold (Au)	CHINA
Yichun Jin Yang Rare Metal Co., Ltd	Listed on the CFS List	Tantalum (Ta)	CHINA
Yifeng Tin Industry (Chenzhou) Co Ltd	Unknown	Tin (Sn)	CHINA
Yokohama Metal Co Ltd	Listed on the EICC-GeSI List	Gold (Au)	JAPAN
YTMM	Unknown	Tin (Sn)	CHINA
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Listed on the EICC-GeSI List	Tin (Sn)	CHINA
Yunnan Copper Industry Co Ltd	Listed on the EICC-GeSI List	Gold (Au)	CHINA
YunNan Gejiu Yunxin Electrolyze Limited	Unknown	Tin (Sn)	CHINA
Yunnan Gejiu Zili Metallurgy Co.,Ltd	Unknown	Tin (Sn)	CHINA
Yunnan Metallurgical Group Co., Ltd	Unknown	Gold (Au)	CHINA
Yunnan Tin Company, Ltd.	Listed on the CFS List	Tin (Sn)	CHINA
Yuntinic Resources GmbH	Unknown	Tin (Sn)	UNITED STATES
Yuntinic Resources GmbH	Unknown	Tin (Sn)	GERMANY

YunXi	Unknown	Tin (Sn)	CHINA
Zhaojin Group co., ltd	Unknown	Gold (Au)	CHINA
ZhaoJin Mining Industry Co.,Ltd.	Unknown	Gold (Au)	CHINA
Zhaoyuan gold smelting co., LTD	Unknown	Gold (Au)	CHINA
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Unknown	Gold (Au)	CHINA
Zhongkuang Gold Industry Limited Company	Unknown	Gold (Au)	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Zhuhai Horyison Solder Co.,Ltd	Unknown	Tin (Sn)	CHINA
Zhuzhou Cement Carbide	Listed on the CFS List	Tantalum (Ta)	CHINA
Zhuzhou Cemented Carbide Group Co Ltd	Listed on the CFS List	Tungsten (W)	CHINA
Zijin Mining Group Co. Ltd	Listed on the EICC-GeSI List	Gold (Au)	CHINA
Zu Hai Haiyuxin Tin Products Co., Ltd.	Unknown	Tin (Sn)	CHINA

Our efforts to determine the mine or location of origin of the 3TG used in our products consisted of the due diligence measures described in this report. In particular, because independent third party audit programs validate whether sufficient evidence exists regarding country, mine and/or location of origin of the 3TG that the audited smelter or refiner facilities have processed, we relied on the information made available by such programs for the smelters and refiners in our supply chain. We were unable to ascertain the country of origin and/or chain of custody of all necessary 3TG processed by these facilities because, for this reporting period, certain smelter and refiner facilities (1) had not yet received a "conflict free" designation from an independent third party audit program and (2) did not respond to our requests for country of origin or chain of custody information.

Planned Steps to Improve Due Diligence

We intend to take the following steps to improve our due diligence program:

1.	Continue to work with suppliers to collect a complete list of smelters within Spartan Motor’s supply chain
2.	Provide education to suppliers annually
3.	Continue to implement and improve our supplier engagement program